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                                                                    EXHIBIT (23)

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of MedPartners, Inc. and in the related Prospectus of our report dated March 13, 1998, with respect to the Consolidated Financial Statements of MedPartners, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997 as follows:

     Form S-8 No. 033-86806 pertaining to the 1993 Stock Option Plan;
     Form S-8 No. 333-11875 pertaining to MedPartners' Incentive Compensation Plan;
     Form S-8 No. 333-11127 pertaining to the 1995 Stock Option Plan;
     Form S-8 No. 333-05703 pertaining to MedPartners' Employee Savings Plan; Form S-8 No. 333-14159 pertaining to Caremark's Employee Savings Plan;
     Form S-8 No. 333-14163 pertaining to Caremark's Non-Employee/Director Stock Option Plan and
     Caremark's Stock Purchase Plan;
     Form S-8 No. 333-38835 pertaining to MedPartners' 1997 Long Term Incentive Compensation Plan;
     Form S-8 No. 333-16863 pertaining to MedPartner's Employee Stock Purchase Plan;
     Form S-3 No. 333-17339 pertaining to the resale of common stock by certain selling stockholders;
     Form S-8 No. 333-30145 pertaining to MedPartner's 1994 Non-Employee Director Stock Option Plan and 1994 Stock Incentive Plan; and
     Form S-8 No. 333-42967 pertaining to the Amended and Restated 1995 Stock Option Plan.

                                          ERNST & YOUNG LLP

March 31, 1998